Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 30, 2023, with respect to the consolidated financial statements of Mesa Laboratories, Inc. and on the effectiveness of its internal control over financial reporting as of March 31, 2023, included in its Annual Report on Form 10-K for the year ended March 31, 2023, as filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Denver, Colorado

August 30, 2023